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                                                                    EXHIBIT 10.8
                                  CERTEGY INC.

                  2001 KEY MANAGEMENT LONG-TERM INCENTIVE PLAN

                            Effective June __, 2001


                                   ARTICLE I
                                    Purpose
                                    -------

The purpose of the plan is to provide long-term incentive compensation to Eligible Executives of Certegy Inc. and/or its subsidiaries who make substantial contributions to the success of their employers, to provide a means for such Eligible Executives to participate in such success, and to assist in attracting and retaining the highest quality individuals in key executive positions. This plan is effective June __, 2001.

                                  ARTICLE II
                                  Definitions
                                  -----------

The following words and phrases shall have the respective meanings set forth below (unless the context indicates otherwise).

     2.1 "Approval of Shareholders" shall mean the affirmative vote of the holders of at least a majority of the shares of common stock of the Company then outstanding.

     2.2 "Award" shall mean the stated cash amount(s) to which Participants will be entitled upon achievement of goals based on Management Objectives established at the time the Award is granted.

     2.3 "Committee" shall mean the Compensation and Human Resources Committee of the Company's Board of Directors, as the same from time to time may be constituted, or such other committee as may be appointed by the Board of Directors.

    2.4 "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

    2.5  "Company" shall mean Certegy Inc.

    2.6 "Eligible Executive" shall mean elected officers and any other key management personnel of the Company or a subsidiary or division of the Company as determined by the Committee, from time to time, including, without limitation, any officer who is a Director. An Eligible Executive shall not include an officer who is not a full-time employee, even though said officer is a Director, except that a person who was an Eligible Executive and a Director immediately prior to his retirement as an employee of the Company shall continue to be an Eligible Executive so long as he retains his position as an officer and Director.
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     2.7  "Employer" shall mean the Company or the subsidiary or affiliate of the Company by whom the Participant is employed at the time in question.

     2.8 "Management Objective" shall mean specified levels of, or growth in, one or more of the following criteria:

          (a)  earnings;
          (b)  earnings per share;
          (c)  economic value added;
          (d)  revenue;
          (e)  sales;
          (f)  operating profit;
          (g)  net income;
          (h)  total return to shareholders;
          (i)  market share;
          (j)  profit margin;
          (k)  cash flow/net assets ratio;
          (l)  debt/capital ratio;
          (m)  return on total capital;
          (n)  return on equity;
          (o)  return on assets; and
          (p)  common stock price.

If the Committee makes an Award subject to a particular Management Objective, the Committee shall adopt or confirm a written definition of that Management Objective at the time of the Award. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the Participant is employed. Management Objectives may be made relative to the performance of other corporations.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In the case of a Covered Employee, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute "extraordinary" or "unusual" events or items under generally accepted accounting principles and all such events and items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee may decrease the amount of an Award otherwise payable if, in the Committee's view, the financial performance during the performance cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

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     2.9  "Measurement Period:" Management Objectives may be calculated on the basis of a portion of a year, a single year, cumulatively for a stated number of years, as an average over a stated number of years, or otherwise, as determined by the Committee at the time the Management Objective is established, which shall be the "Measurement Period."

     2.10 "Participant" means any Eligible Executive to whom an Award has been granted but not yet paid pursuant to this Plan.

     2.11 "Plan" means this Certegy Inc. 2001 Key Management Long-Term Incentive Plan.

                                  ARTICLE III
                                  Eligibility
                                  -----------

All Eligible Executives, as determined by the Committee, from time to time, shall be eligible for participation in this Plan.


                                  ARTICLE IV
     Selection of Participants, Grant of Awards and Administration of Plan
     ---------------------------------------------------------------------

The Committee shall determine, from time to time, those officers who are to be granted Awards pursuant to Article V below. This Plan shall be administered by the Committee, and the Committee shall (1) construe and interpret the Plan, and
(2) make such reasonable rules and regulations for the administration of the Plan as it deems advisable. Any determination by the Committee in administering, interpreting or construing the Plan in accordance with this Article shall be final, binding and conclusive for all purposes and upon all interested persons.


                                   ARTICLE V
                Grants of Awards, Effective Date and Termination
                ------------------------------------------------

Subject to the provisions below, the maximum Award granted to any Participant in any fiscal year of the Company shall not exceed $5,000,000. Subject to the approval of Equifax Inc. as the shareholder of the Company, this Plan shall become effective June __, 2001. No Awards may be granted under this Plan after the 10th anniversary of the date the Plan is approved by the Board of Directors.


                                  ARTICLE VI
           Right to Receive Cash Award; Conversion to Equity Interest
           ----------------------------------------------------------

     6.1 Subject to the provisions of Article V, the Participant shall be entitled to receive the cash to which his Award entitles him as soon as practical after the end of the Measurement Period with respect to that Award; provided, however, that:

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     (a)  Each Award granted under the Plan shall be forfeited and canceled in all respects, and no cash shall be delivered or paid to the Participant thereof, in the event that:

          (i) The employment of the Participant by the Employer is terminated, either voluntarily or involuntarily, by the Employer or the Participant, for any reason whatsoever (subject to the provisions of Article VII hereof) prior to the end of the Measurement Period for that Award;

          (ii) The employment status of the Participant has changed prior to the end of the Measurement Period for that Award so that the Participant is no longer an Eligible Executive; or

          (iii) The Management Objective for the Measurement Period for such Award is less than the minimum stated in the Award.

     (b) A portion, or all, of each Award shall be forfeited and canceled in all respects, and no cash shall be delivered or paid with respect to the portion of such Award so forfeited and canceled, in the event that the aggregate Management Objective for the Measurement Period with respect to the Award is not at least equal to a minimum stated in the Award.

     (c) The Committee shall establish, for each Measurement Period, the goals based on one or more Management Objectives. These goals will be established on or before the date any Award relating to said Measurement Period is granted. The goals will be established with consideration given to the economic conditions existing at the time said goals are established. A portion, or all, of each Award shall be forfeited and canceled in all respects, and no cash shall be delivered or paid with respect to the portion of such Award so forfeited and canceled, in the event that the goals established for the Measurement Period are not achieved, all as prescribed by the Committee. The Committee shall deliver to each Participant written notice of the goals established for the Measurement Period to which said Award relates, along with the forfeiture provisions relating to said Award. Even though performance goals established for each Measurement Period are met or exceeded, the Committee shall have the discretion, as to each Participant, to reduce the amount of an Award that would otherwise be paid or to determine that no portion should be paid. The Committee may not increase the amount of an Award that would otherwise be paid.

     (d) Nothing contained in this Article VI or elsewhere in this Plan shall eliminate, impair or otherwise affect the right of the Employer to terminate or change the employment of any Eligible Executive at any time, and the grant of an Award to any such Eligible Executive shall not be deemed to, and shall not, result in any agreement, expressed or implied, by the Employer to retain such person in any specific position or in its employ for the duration of the Measurement Period with respect to such Award or for any other period.

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     (e) Subject to the provisions of this paragraph, the terms of an Award may provide, if the Committee so directs in each instance, that each Participant may elect, by delivering written notice of such election to the Secretary of the Company during the period defined below, to surrender his or her right to receive up to the full value of the Award that would otherwise be paid to the Participant at the end of the Measurement Period, in exchange for the right to receive an equity interest as described below. In order to be effective, such written notice of election must be delivered to the Secretary of the Company during a period beginning on the third business day following release for publication (in the manner hereinafter set forth) of the Company's quarterly statements of sales and earnings for the final fiscal quarter ending within the Measurement Period and ending on the twelfth business day following said release for publication. Any such election shall be subject to the right of the Committee to disapprove the same, in whole or in part, at any time after such election but prior to the issuance of cash with respect to the particular Award in accordance with the provisions of this Plan. In the event of the death, disability or retirement of a Participant, at any time during the Measurement Period to which an Award relates, the Award shall be distributed as provided in
Article VII hereof regardless of any election made by such Participant. The release for publication of the Company's quarterly statements as referred to in the second sentence of this paragraph shall be deemed to have been made at the time such data appears (i) on a wire service, (ii) in a financial news service,
(iii) in a newspaper of general circulation or (iv) is otherwise made publicly available. For purposes of this paragraph, the determination of the appropriate equity interest into which the cash award is converted shall be made based on rules adopted by the Committee and uniformly applied, and said rules shall be adopted prior to or at the time of the grant of the Award in question, and the aggregate value of the cash portion and the value of the equity interest for any individual, determined at the date of grant, shall not exceed the maximum referred to in Article V. The equity interest may be an option for purchase of Common Stock, restricted shares of Common Stock, or any other equity interest determined by the Committee. The equity interest may be issued by the Committee on its own action or pursuant to the Company's 2001 Stock Incentive Plan or any such other stock incentive plan as the Committee deems appropriate.

                                  ARTICLE VII
             Death, Disability or Retirement of Eligible Executive
             -----------------------------------------------------
                      or Change in Control of the Company
                      -----------------------------------

     7.1 In the event of the termination of employment with the Employer during any Measurement Period of any Participant by reason of the death or disability or retirement of such Participant, the Committee may, but shall not be obligated to, waive the continuation of the employment requirement set forth in section 6.1(a)(i) above. In the event that such requirement is waived, such Participant or his estate, as the case may be, will be entitled to receive an Award in cash equivalent to a pro rata portion of the amount which said Participant would have received, if the employment of such Participant had continued through the Measurement Period for such Award. For purposes of Article VI and this Article VII, a Participant shall not be deemed to have terminated his employment although he retires from said employment, if he continues to serve as

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an elected officer of the Company or a subsidiary of the Company and to serve as a Director of the Company; said Eligible Executive shall be deemed to have terminated his employment when his term of office expires and he is not re-elected thereto, or when he is removed or resigns from office, if earlier.

     7.2 This pro rata portion shall be computed as follows: The cash Award which would have been earned based on the level of actual achievement of the Management Objective at the end of the Measurement Period will be multiplied by a fraction, the numerator of which shall be the number of full calendar months during the Measurement Period prior to the Participant's death, disability or retirement, and the denominator of which shall be the number of full calendar months contained in the complete Measurement Period.

     7.3 In the event of the termination of employment with the Employer of any Participant after completing a Measurement Period, but before distribution of his Award is made, such Participant or his estate, as the case may be, will be entitled to receive the Award to the same extent, in the same manner and at the same time as if the employment of such Eligible Executive had not terminated, except that if the Participant has directly or indirectly engaged in any activity that is harmful to the Company or the Employer, as determined by the Committee in its sole discretion (including without limitation the disclosure or misuse of any confidential information or trade secrets of the Company or the Employer), then Participant shall forfeit any entitlement to such Award.

     7.4 If there is a "change in control of the Company," as hereinafter defined, during any Measurement Period, then, notwithstanding any other provision of this Plan to the contrary, any Participant holding any Award shall be irrevocably entitled to receive an amount in cash which is equal to (i) the target award if the change in control occurs during the first measurement year, or (ii) 150% of the target award if the change in control occurs after said first year (but no less than the projected payout determined on the effective date of the change in control if the change in control occurs during the last three months of the Measurement Period). Such payment will be made within sixty
(60) days following the change in control of the Company.

     7.5 For purposes of this Article VII, a "change in control of the Company" shall be deemed to have occurred upon the occurrence of any of the following events:
          (a) Voting Stock Accumulations. The accumulation by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this
     Section 7.5, a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) by any Person pursuant to a Business Combination that complies with all of the provisions of clauses (i), (ii) and (iii) of subparagraph 7.5(b); or

          (b) Business Combinations. Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of

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     the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (ii) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the of the action of the Board of Directors providing for that Business Combination; or

          (c) Sale of Assets. A sale or other disposition of all or substantially all of the assets of the Company; or

          (d) Liquidations or Dissolutions. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with all of the provisions of clauses (i), (ii) and (iii) of section 7.5(b)

     7.6 For purposes of this Article VII, the following definitions will apply:

          (a) "Beneficial Ownership" means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

          (b) "Business Combination" means a reorganization, merger or consolidation of the Company.

          (c) "Disability" means permanently and totally disabled as defined in Code Section 22(e)(3).

          (d) "Eighty Percent (80%) Subsidiary" means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

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          (f) "Incumbent Board" means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board of Directors as of the effective date of this Plan, or (b) members who become members of the Company's Board of Directors subsequent to such date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

          (g) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act).

          (h) "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board.


                                 ARTICLE VIII
                           Nonalienation of Benefits
                           -------------------------

Neither the Award nor any other right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

                                  ARTICLE IX
                             Certificates of Award
                             ---------------------

The Company shall execute and deliver to each Participant to whom an Award is granted a certificate, in the form prescribed by the Committee, evidencing such Award and stating the date thereof and cash amount that is the subject of the Award.

                                   ARTICLE X
                  Amendment, Suspension or Termination of Plan
                  --------------------------------------------

The Board of Directors of the Company may amend, suspend or terminate this Plan in whole or in part at any time; provided that, except as expressly provided in this Plan, no such amendment, suspension or termination shall adversely affect the rights of the holders of any Award then outstanding.

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